UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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LVIP ClearBridge QS Select Large Cap Managed Volatility Fund

a series of Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified in its Charter)

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INFORMATION STATEMENT

Lincoln Variable Insurance Products Trust

LVIP ClearBridge QS Select Large Cap Managed Volatility Fund

(formerly, LVIP Blended Core Equity Managed Volatility Fund)

May 6, 2019

Dear Shareholder:

At a meeting of the Board of Trustees (the “Board”) of the Lincoln Variable Insurance Products Trust (the “Trust”), held on December 3-4, 2018 (the “Meeting”), the Board approved new investment sub-advisory agreements (each a “Sub-Advisory Agreement”, collectively, the “Sub-Advisory Agreements”) for the LVIP ClearBridge QS Select Large Cap Managed Volatility (formerly, the LVIP Blended Core Equity Managed Volatility Fund) (the “Fund”) between the Fund’s investment adviser, Lincoln Investment Advisors Corporation (the “Adviser”), and ClearBridge Investments, LLC (“Clearbridge”) and QS Investors, LLC (“QS Investors”).

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to Board approval, including a majority of the Trustees who are not “interested persons” (“Independent Trustees”) of the Trust within the meaning of that term under the Investment Company Act of 1940, to enter into or materially amend the Fund’s investment sub-advisory agreements without obtaining shareholder approval. Accordingly, approval of the Sub-Advisory Agreements does not require a shareholder vote.

This document is for informational purposes only. You are not required to take any action and you are not requested to send us a proxy with respect to this sub-adviser change.

As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders with an Information Statement when a sub-advisory agreement is entered into or materially amended without a shareholder vote. This Information Statement provides information regarding the Sub-Advisory Agreements.

I.    Background

At the Meeting, the Adviser recommended, and the Board, including all of the Independent Trustees, approved, the Sub-Advisory Agreements with ClearBridge and QS Investors with respect to the Fund to be effective as of February 8, 2019. Under the terms of the Sub-Advisory Agreements, ClearBridge and QS Investors make investment decisions and continuously review, supervise and administer the Fund’s investment program with respect to the portion of the Fund’s assets allocated to them.

II.    Board Considerations on the Sub-Advisory Agreements

At the Meeting, the Board of the Trust met to consider, among other things, the Sub-Advisory Agreements. The trustees who were not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940) (the “Independent Trustees”) reported that they had reviewed materials provided by the Adviser and ClearBridge and QS Investors (the “Sub-Advisers”) prior to the meeting, and were advised by their independent legal counsel of their fiduciary duties pertaining to approval of investment sub-advisory agreements and the factors that they should consider in evaluating such agreements. Among other information, the Adviser and the Sub-Advisers provided information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided, including previous presentations by representatives of the Sub-Advisers and the Sub-Advisers’ responses to the Adviser’s request for proposal. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers, and Lincoln National Life Insurance Company employees to consider the approval of the Sub-Advisory Agreements. The Independent Trustees reported that they had considered, among others, the factors listed below and reached the following conclusions with respect to their recommendation to the Board.

The Board considered that the Fund would continue to be managed with an actively-managed risk-management overlay using up to 20% of the Fund’s net assets (the “Risk-Management Sleeve”). The Board further considered the Adviser’s proposal to change the structure of the Fund with regard to the investment of the remainder of the Fund’s net assets (the “Equity Sleeve”) from a fund of funds structure, where the Equity Sleeve is invested in underlying funds, to a sub-advised structure, where the Sub-Advisers would manage the investments of the Equity Sleeve. The Board also considered the changes to the Fund’s investment strategy to include exposure to ClearBridge’s Variable Aggressive Growth and Variable Appreciation strategies and QS Investors’ U.S. Large Cap strategy and to remove exposure to T. Rowe Price Inc.’s Capital Opportunities strategy.

The Board determined that, given the totality of the information provided with respect to the Sub-Advisory Agreements, the Board had received sufficient information to approve the Sub-Advisory Agreements. In considering the approval of the Sub-Advisory Agreements, the Board did not identify any single factor or group of factors as all-important or controlling and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

Sub-Advisory Agreements

Nature, Extent and Quality of Services and Performance. In considering the approval of the Sub-Advisory Agreements between the Adviser and each of ClearBridge and QS Investors with respect to the Fund, the Board considered the nature, extent and quality of services to be provided by each Sub-Adviser under the Sub-Advisory Agreements. The Board reviewed the services to be provided by each Sub-Adviser, the investment professionals proposed to service the Fund and the reputation, resources and investment approach of the Sub-Advisers. The Board noted that each of ClearBridge and QS Investors, which are affiliated companies, currently use the same strategy that each Sub-Adviser would sub-advise for the Fund to manage underlying funds in which the Fund and another LVIP Fund invests. The Board considered the Adviser’s statement that the Fund has achieved sufficient scale in recent years, which has allowed the Adviser to negotiate a sub-advisory fee directly with the Sub-Advisers. The Board concluded that the services to be provided by the Sub-Advisers were expected to be satisfactory.

Sub-Advisory Fee and Economies of Scale. The Board considered the proposed sub-advisory fee schedules, which contain breakpoints. The Board noted that the proposed sub-advisory fee schedules were negotiated between the Adviser and the Sub-Advisers, each unaffiliated with the Adviser, and that the Adviser would compensate the Sub-Advisers from its fee and concluded the proposed sub-advisory fee schedules were reasonable.

Profitability and Fallout Benefits. The Board considered that the sub-advisory fee schedules were negotiated between LIAC and the Sub-Advisers, each unaffiliated with the Adviser, and that the Adviser would compensate the Sub-Advisers from its fees. The Board reviewed materials provided by the Sub-Advisers as to any additional benefits each of ClearBridge or QS Investors would receive and noted that the Sub-Advisers stated that the engagement may lead to additional assets under other product mandates and enhance its reputation and name recognition with current and prospective clients.

Overall Conclusions

Based on all the information considered and conclusions reached, the Board determined that the terms of the Sub-Advisory Agreements are fair and reasonable and that approval of the Sub-Advisory Agreements is in the best interest of the Fund.

III.    The Sub-Advisory Agreements

Each Sub-Advisory Agreement is dated February 7, 2019 and has an initial two-year term. Thereafter, continuance of the Sub-Advisory Agreements will require the annual approval of the Board, including a majority of the Independent Trustees.

Under the Sub-Advisory Agreements, ClearBridge and QS Investors make investment decisions and continuously review, supervise and administer the Fund’s investment program with respect to the portion of the Fund’s assets allocated to them. The Sub-Advisory Agreements can be terminated at any time, without the payment of any penalty, by: (a) the vote of a majority of the Fund’s outstanding voting securities; (b) the Adviser on at least sixty days’ written notice to ClearBridge and/or QS Investors; or (c) ClearBridge and/or QS Investors on at least sixty days’ written notice to the Adviser. The Sub-Advisory Agreements will also automatically terminate, without the payment of any penalty, in the event of their assignment, or delegation (unless the Adviser has by prior written consent agreed to the delegation) or in the event the investment management agreement between the Adviser and the Trust terminates.

IV.    Information About ClearBridge

ClearBridge is located at 620 Eighth Avenue, New York, New York, 10018. ClearBridge is a wholly owned subsidiary of Legg Mason, a publicly traded company listed on the New York Stock Exchange (NYSE:LM). As of December 31, 2018, ClearBridge managed more than $125.5 billion in assets.

The table below provides the name and principal occupation of ClearBridge’s directors and executive officers. The address of each of the directors and executive officers is 620 Eighth Avenue, New York, New York, 10018.

Name	Principal Occupation*
Terrence Murphy	Chief Executive Officer, Director
Hersh Cohen	Co-Chief Investment Officer
Scott Glasser	Co-Chief Investment Officer, Director
Cynthia List	Chief Financial Officer, Director
Barbara Brooke Manning	General Counsel, Chief Compliance Officer
Brian Eakes	Director
John Eede	Director
Frances Cashman	Director
John Kenney	Director
*	ClearBridge is 100% owned by Legg Mason, Inc. Each person listed is considered a control person of ClearBridge.

Comparable Funds

ClearBridge acts as investment adviser to the following mutual funds that have objectives similar to the portion of the Fund’s assets allocated to Clearbridge.

Comparable Funds	Contractual Fee		Assets under Management (as of December 31, 2018)
Proprietary Funds – Aggressive Growth
ClearBridge Aggressive Growth Fund	First $1 Billion	52.50 bps	$8,115,325,656
	Next $1 Billion	50.75 bps
	Next $3 Billion	49.00 bps
	Next $5 Billion	47.25 bps
	Over $10 Billion	45.50 bps
ClearBridge Variable Aggressive Growth Fund	First $1 Billion	52.50 bps	$798,587,161
	Next $1 Billion	50.75 bps
	Next $3 Billion	49.00 bps
	Next $5 Billion	47.25 bps
	Over $10 Billion	45.50 bps
Legg Mason ClearBridge U.S. Aggressive Growth Fund (Offshore)	Flat Rate	46.00 bps	$1,397,511,602
Non-Proprietary Funds – Aggressive Growth
AXA EQ Advisors Trust Multimanager Aggressive Equity Portfolio	0 - $500 Million	35.00 bps	$135,481,375
	$500 Million - $2 Billion	30.00 bps
	Assets Over $2 Billion	25.00 bps
Brighthouse Funds Trust I - CB Aggressive Growth Portfolio	0 - $500 Million	35.00 bps	$2,452,879,981
	$500 Million - $1 Billion	30.00 bps
	$1 Billion - $2 Billion	25.00 bps
	$2 Billion - $3 Billion	20.00 bps
	Assets over $3 Billion	18.00 bps
Prudential AST LM Diversified Growth Portfolio - ClearBridge Sleeve	Flat Rate	30.00 bps	$28,212,750
Proprietary Funds – Appreciation
ClearBridge Appreciation Fund	First $250 Million	52.50 bps	$5,578,631,347
	Next $250 Million	49.00 bps
	Next $500 Million	45.50 bps
	Next $ 1 Billion	42.00 bps
	Next $ 1 Billion	38.50 bps
	Over $3 Billion	35.00 bps

ClearBridge Variable Appreciation Fund	First $250 Million	52.50 bps	$911,757,354
	Next $250 Million	49.00 bps
	Next $500 Million	45.50 bps
	Next $ 1 Billion	42.00 bps
	Next $ 1 Billion	38.50 bps
	Over $3 Billion	35.00 bps
Legg Mason ClearBridge U.S. Appreciation Fund (Offshore)	Flat Rate	50.00 bps	$194,706,760
Non-Proprietary Funds – Appreciation
SA LM Tactical Opportunities Portfolio - Appreciation Sleeve	First $500 Million	30.00 bps	$4,707,867
	Next $500 Million	28.00 bps
	Next $1 Billion	26.00 bps
	Over $2 Billion	23.00 bps

Payments of Commissions to Affiliated Brokers

As of December 31, 2018, ClearBridge had the following affiliated broker-dealers:

Subsidiary Name
Clarion Partners Securities LLC
EnTrustPermal Securities LLC
Legg Mason Investor Services, LLC
Permal (Hong Kong) Limited
Royce Fund Services, LLC

The Fund did not pay any brokerage commissions to brokers affiliated with Clearbridge during the fiscal year ended December 31, 2018.

V.    Information About QS Investors

QS Investors is located at 880 Third Avenue, 7th Floor, New York, New York, 10022. QS Investors is a wholly owned, independently managed affiliate of Legg Mason, Inc., a publicly traded company listed on the New York Stock Exchange (NYSE:LM). As of December 31, 2018, QS Investors managed more than $17.9 billion in assets.

The table below provides the name and principal occupation of QS Investors’ directors and executive officers. The address of each of the directors and executive officers is 880 Third Avenue, 7th Floor, New York, New York, 10022.

Name	Principal Occupation
Jeff Nattans	Director (Board member)
John Kenney	Director (Board member)
Tom Merchant	Director (Board member)
Tom Hoops	Director (Board member)
Janet Campagna	Chairperson (Board member)
Adam Petryk	Director, President & CEO (Board member)
Robert (Yu Ming) Wang	CCO & Head of Portfolio Management

Steven Ducker	Chief Compliance Officer

Comparable Funds

QS Investors acts as investment adviser to the following mutual funds that have objectives similar to the portion of the Fund’s assets allocated to QS Investors.

Comparable Fund	Contractual Fee (Sub-Advisory Fee)	Assets under Management (as of December 31, 2018)
Sub-Advised Fund #1	Confidential	$82 billion

Payments of Commissions to Affiliated Brokers

As of December 31, 2018, QS Investors had the following affiliated broker-dealers:

Subsidiary Name
Clarion Partners Securities LLC
EnTrustPermal Securities LLC
Legg Mason Investor Services, LLC
Permal (Hong Kong) Limited
Royce Fund Services, LLC

The Fund did not pay any brokerage commissions to brokers affiliated with QS Investors during the fiscal year ended December 31, 2018.

VI.    Purchases of ClearBridge or QS Investors’ Securities by Trustees

To the knowledge of the Fund, no Trustee currently has any material interest in security holdings or transactions or proposed transactions involving ClearBridge or QS Investors or any entity controlling, controlled by or under common control with ClearBridge or QS Investors.

VII.    Ownership of Shares

As of December 31, 2018, the Fund had 6,839 outstanding Standard Class shares and 25,425,316 outstanding Service Class shares. Because the Fund is an investment for variable annuity contracts and variable life insurance policies (“Variable Contracts”) offered by certain life insurance companies, the insurance companies are the record holders of the Fund’s shares. However, the owners of the Variable Contracts are the beneficial owners/shareholders and they direct the voting of the Fund’s shares.

As of December 31, 2018, to the knowledge of the Fund, no beneficial owner/shareholder of the Fund’s shares beneficially owned 5% or more of the shares.

As of December 31, 2018, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the Fund’s outstanding shares.

VIII.              Other Information

Investment Adviser

The Lincoln Investment Advisors Corporation serves as the Fund’s investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

Principal Underwriter and Distributor

The Trust’s principal underwriter and distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser. The Fund paid LFD $90,901 in 12b-1 fees for the fiscal year ended December 31, 2018.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated brokers: Lincoln Financial Advisors Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation. The Fund does not trade securities through any broker affiliated with the Adviser and as a result, the Fund did not pay any brokerage commissions to these brokers for the fiscal year ended December 31, 2018.

Administrator

The Trust’s administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1300 S. Clinton St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser. The Fund paid Lincoln Life $16,859 in reimbursed administrative servicing costs and contractholder servicing fees for the fiscal year ended December 31, 2018.

Householding

Only one copy of this Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Information Statement, or if you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report without charge, by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail).

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